Exhibit 99.2

FOR IMMEDIATE RELEASE
January 7, 2021

Copper Property CTL Pass Through Trust Issues Monthly/Quarterly Reporting Package for December 2021

Jersey City, New Jersey – Copper Property CTL Pass Through Trust (“the Trust”), has filed a Form 8-K containing its monthly/quarterly report for the period ended December 31, 2021. An aggregate total distribution of $600.9 million or $8.011351 per trust certificate will be paid on January 10, 2022 to certificateholders of record as of January 7, 2022. The total distribution includes a $595.3 million aggregate net sales proceeds distribution, as well as a $5.6 million net operations distribution.

As previously announced, on December 17, 2021, the Trust sold its portfolio of six distribution centers for a sales price of $557 million. Due to this sale and the subsequent sale of two retail assets in December, the Trust held an extraordinary amount of cash pending the next permitted distribution on January 10, 2022. Therefore, on December 30, 2021, the Trust amended its Amended and Restated Pass Through Trust Agreement, dated January 30, 2021 (the “Trust Agreement”), without the consent of its certificateholders (as provided in the Trust Agreement), to permit the Trust to invest moneys held by the Trust instead of holding them in non-interest bearing accounts. A copy of the amendments to the Trust Agreement was filed as Exhibit 3.1 to Form 8-K, filed on January 5, 2022 with the SEC.

The Trust used the flexibility created by the amendments to invest the funds held pending the January 10, 2022 distribution in a manner that precluded principal risk since December 31, 2021, while ensuring that the Trust could satisfy the timing and manner of distributions required by the Trust Agreement. The funds were invested in a U.S. government money market fund sponsored by a major bulge bracket investment banking firm, which invests at least 99.5% of its assets in (i) cash, (ii) securities issued or guaranteed by the United States or certain U.S. government agencies or instrumentalities and/or (iii) repurchase agreements that are collateralized fully.

Additional information can be obtained on the Monthly Distribution Statement, which can be found on the Trust’s website at https://www.ctltrust.net/.

About Copper Property CTL Pass Through Trust
Copper Property CTL Pass Through Trust (the “Trust”) was established to acquire 160 retail properties and 6 warehouse distribution centers (the “Properties”) from J.C. Penney as part of its Chapter 11 plan of reorganization. The Trust’s operations consist solely of owning, leasing and selling the Properties. The Trust’s objective is to sell the Properties to third-party purchasers as promptly as practicable. The Trustee of the trust is GLAS Trust Company LLC. The Trust is externally managed by an affiliate of Hilco Real Estate LLC. The Trust is intended to be treated, for tax purposes, as a liquidating trust within the meaning of United States Treasury Regulation Section 301.7701-4(d). For more information, please visit https://www.ctltrust.net/.

Forward Looking Statement
This news release contains certain “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology and include, but are not limited to, the Trust’s expectations or beliefs concerning future events and stock price performance. The Trust has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Trust believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors, including those discussed in the Trust’s Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”), may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Trust’s filings with the SEC that are available at www.sec.gov. The Trust cautions you that the list of important factors included in the Trust’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this news release may not in fact occur. The Trust undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

CONTACT
Larry Finger | Principal Financial Officer
Copper Property CTL Pass Through Trust
310-526-1707 | lfinger@ctltrust.net

Mary Jensen | Investor Relations
IRRealized, LLC
310-526-1707 | mary@Irrealized.com